                                                                   Exhibit(d)(4)

                        MODEM MEDIA . POPPE TYSON, INC.

                           1999 STOCK INCENTIVE PLAN

                        STOCK OPTION AGREEMENT - FRANCE



[Address]


     Unless otherwise defined herein, capitalized terms in this Stock Option Agreement (the "Agreement") shall have the meanings as defined in the Modem Media . Poppe Tyson, Inc. 1999 Stock Incentive Plan (the "Plan").

1.   Summary of Terms.
     -----------------

     The undersigned Optionee has been granted, by the Compensation Committee of the Board of Directors, an Option to purchase the number of shares of Common Stock of the Company set forth below, at the exercise price per share set forth below, subject to the terms and conditions of the Plan and this Agreement, as follows:

     Grant Identification Number:

     Date of Grant:

     Vesting Commencement Date:

     Exercise Price per Share:

     Total Number of Shares Subject to Option:

     Total Exercise Price:

     Type of Option:

     Term/Expiration Date:

     Vesting Schedule:

2.   Terms and Conditions of Option.
     -------------------------------

     (a)  Exercise Price. The Option Price shall be no less than [       ]
percent ([ ]%) of the Fair Market Value of the shares of Common Stock on the Date of Grant.

     (b) Nontransferable. The Option shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution and may be exercised during the Optionee's lifetime only by the Optionee.

     (c) Exercise after Termination: Except as provided hereinafter in this subsection (c), if the Optionee ceases to be a Service Provider (determined after application of subsection (g) hereof) the Option may be exercised, to the extent vested as of the date of such cessation, until the later of thirty (30) days after such Options have become exercisable or thirty (30) days following such cessation, provided that the Option shall not in any event be exercisable following the expiration of its term. Notwithstanding the foregoing provision of this subsection (c), (i) upon termination as a Service Provider by reason of death or Disability, any portion of the Option which would otherwise not then be exercisable shall become immediately exercisable, and the Option shall be
exercisable during the [    ] year period following such termination and (ii)
upon termination as a Service Provider by reason of Retirement, the Option shall immediately vest, however, the Option will not become exercisable until [date] and shall remain exercisable until the later of [date] or the [ ] anniversary of the date the Optionee retires, whichever is later; provided, however, that the Option shall not in any event be exercisable following the expiration of its term. In the event of any question regarding the meaning of the terms "termination", "employment", "Retirement" or "Disability" the determination of the Committee shall be final and binding.

     (d) Term of Option: This Option may be exercised only within the term set out in Section 1 above and may be exercised during such term only in accordance with the Plan and the terms of this Option.

     (e) Death of an Optionee: In the event of the death of the Optionee, the Option shall, to the extent then exercisable as provided in subsection (c) shall be exercisable only by the executor or administrator of the Optionee's estate or by the person or persons to whom the Optionee's rights under the Option shall pass by the Optionee's will or the laws of descent and distribution.

     (f) Dismissal for Cause. In the event that the Optionee shall be dismissed as a Service Provider of the Company or any of its Subsidiaries for Cause (as defined in the Plan), the Company shall notify the Optionee of such determination and the Option shall be canceled effective as of the date of the Optionee's termination.

     (g) Effect of Change in Control. If within one (1) year following a Change of Control (as defined in the Plan), Optionee is terminated involuntarily as a Service Provider by the Company other than for Cause, the Option granted under this Option Agreement shall immediately vest and become exercisable effective the date of termination.

3.   Exercise of Option.
     ------------------

          (a)  Right to Exercise. This Option shall be exercisable during its
               -----------------
term in accordance with the Vesting Schedule set out in Section 1 herein, the particular provisions regarding exercisability set forth in that section and with the applicable provisions of the Plan and this Option Agreement.

          (b)  Method of Exercise. The Optionee shall exercise the Option, in
               ------------------
whole or in part, by providing notice of exercise in accordance with the method prescribed by the Committee at the time of exercise, and paying the Option Price for each share of Common Stock to be purchased under the Option Agreement. Payment of the Option Price shall be made:

               (i) in cash or by certified check, bank draft or money order payable to the order of Modem Media . Poppe Tyson, Inc. (or other equivalent method acceptable to the Committee) equal to the Option Price for the shares to be exercised, payable in such currency as the Committee determines;

               (ii) through the delivery of Common Stock with an aggregate Fair Market Value on the date of exercise equal to the Option Price for the shares to be purchased;

               (iii) through the withholding of Common Stock issuable upon exercise with an aggregate Fair Market Value equal to the Option Price for the shares to be purchased; or

               (iv)  by any combination of the above methods of payment;

provided, however, that the Company shall not be obligated to purchase or accept the surrender in payment of any shares of Common Stock if any such action would be prohibited by applicable law or if the Committee determines that such action is not in the best interests of the Company. The Committee shall determine the method for tendering Common Stock and may impose such limitations and prohibitions on the use of Common Stock to exercise the Option as it deems appropriate.

4.   Non-Transferability of Option.  This Option may not be transferred in any
     -----------------------------
manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

5.   Term of Option.  This Option may be exercised only within the term set out
     --------------
in Section 1 herein, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

6.   Tax Obligations. By executing this Option Agreement, Optionee is
     ----------------
acknowledging that the exercise of this Option is conditional on the payment by Optionee to the Company on the exercise of this Option an amount equal to all applicable taxes and/or contributions required to be paid by Optionee or withheld from Optionee by the Company in connection with the exercise of the Option. The method of payment of such taxes and/or contributions shall be determined by the Company at the time of exercise and may include withholding of amounts from cash remuneration payable by the Company to Optionee, withholding by the Company's option administrator from cash payments due to Optionee resulting from the exercise and/or cash payments to be made directly from Optionee at the time of exercise.

7.   Entire Agreement; Amendment and Termination.  The Plan is incorporated
     -------------------------------------------
herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall prevail. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof. The Board of Directors of the Company and/or the shareholders of the Company may terminate the Plan or make such amendments thereof under the terms and conditions stated in the Plan; provided, however, that no such amendment will adversely affect or impair the Optionee's right under this Option Agreement without the consent of the Optionee.

8.   Certain Adjustments. In the event of a corporate event that affects the
     --------------------
Common Stock (i.e. a recapitalization, stock split, stock combination, stock reclassification, merger, or similar event), the Committee may make appropriate adjustments including, without limitation adjustments to (i) the number of authorized and unissued shares of Common Stock, covered by or available for or covered by an Option (as well as the exercise price) such that the interest of the Participant shall be maintained as before the occurrence of the event.

9.   No Guarantee of Continued Service. The Optionee acknowledges and agrees
     ---------------------------------
that the vesting of shares pursuant to the vesting schedule hereof is earned only by continuing as a Service Provider at the will of the Company (not through the act of being hired, being granted this option or acquiring shares hereunder). The Optionee further acknowledges and agrees that this agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as a Service Provider for the vesting period, for any period, or at all, and shall not interfere in any way with the Optionee's right or the Company's right to terminate the Optionee's relationship as a Service Provider at any time with or without Cause.

The Optionee acknowledges that the Option is not granted by the Company as a matter of right, but is granted at the sole discretion of the Committee and is not part of his or her contractual compensation and does not oblige the Company to offer options in future years or in similar amounts. The Optionee waives any and all acquired rights claims in connection with past or future employment or service as a consultant or director.

The Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. The Optionee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Option. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement. The Optionee further agrees to notify the Company upon any change in the residence address indicated below.


OPTIONEE                                MODEM MEDIA . POPPE TYSON, INC.



___________________________________     _______________________________________
Signature                               By


___________________________________     _______________________________________
Print Name                              Title



___________________________________

___________________________________
Residence Address



               Please sign this grant agreement and return it to
                       MMPT's Human Resources Department.
           Be sure to make a copy of this agreement for your records.

                               MODEM MEDIA, INC.

                           1999 STOCK INCENTIVE PLAN

                            2000 UK APPROVED RULES

                     STOCK OPTION AGREEMENT - UK SUB-PLAN


[Address]


     Unless otherwise defined herein, capitalized terms in this Stock Option Agreement (the "Agreement") shall have the meanings as defined in the Modem Media. Poppe Tyson, Inc. 1999 Stock Incentive Plan (the "Plan") and the 2000 UK Approved Rules (the "Sub-Plan"). Where there is a conflict in the terms set out in the Plan and the Sub-Plan, the terms and conditions of the Sub-Plan shall apply.

1.   Summary of Terms.
     -----------------

     The undersigned Optionee has been granted, by the Compensation Committee of the Board of Directors, an Option to purchase the number of shares of Common Stock of the Company set forth below, at the exercise price per share set forth below, subject to the terms and conditions of the Plan, the Sub-Plan and this Agreement, as follows:

     Grant Identification Number

     Date of Grant

     Exercise Price per Share

     Total Number of Shares Subject to Option

     Total Exercise Price

     Type of Option:

     Term/Expiration Date:

     Vesting Schedule:

2.   Terms and Conditions of Option.
     -------------------------------

     (a)  Exercise Price. The Option Price per share of Common Stock shall be
          ---------------
determined in accordance with Section 8(b) of the Plan. However, in no circumstance shall the Option Price be less than the Market Value (as defined in the Sub-Plan) of a share of Common Stock on the Date of Grant.

     (b)  Nontransferable. Subject to the rights of exercise by the Optionee's
          ----------------
personal representatives, every Option granted under the Sub-Plan shall be personal to the Optionee and may not be sold, transferred or disposed of in any way.

     (c)  Exercise after Termination: Except as provided hereinafter in this
          ---------------------------
subsection (c), if the Optionee ceases to be a Service Provider (determined after application of subsection (g) hereof) the Option may be exercised, to the extent vested as of the date of such cessation, during the thirty (30) day period following such cessation, provided that the Option shall not in any event be exercisable following the expiration of its term. Notwithstanding the foregoing provisions of this subsection (c), (i) upon termination as a Service Provider by reason of (a) Disability (as defined in the Plan) or (b) Retirement (as defined in the Plan), any portion of the Option which would otherwise not then be exercisable shall become immediately exercisable, and the Option shall be exercisable during the three (3) year period following such termination and
(ii) upon termination by reason of death, the Option shall become exercisable in full and remain exercisable for a period of one (1) year following the Optionee's death; provided, however, that the Option shall not in any event be exercisable following the expiration of its term. In the event of any question regarding the meaning of the terms "termination", "employment", "Retirement" or "Disability" the determination of the Committee shall be final and binding.

     (d)  Term of Option: This Option may be exercised only within the term set
          ---------------
out in Section 1 above and may be exercised during such term only in accordance with the Plan, the Sub-Plan and the terms of this Option.

     (e)  Death of an Optionee: In the event of the death of the Optionee, the
          ---------------------
Option shall, to the extent then exercisable as provided in subsection (c) shall be exercisable only by the executor or administrator of the Optionee's estate or by the person or persons to whom the Optionee's rights under the Option shall pass by the Optionee's will or the laws of succession.

     (f)  Dismissal for Cause.  In the event that the Optionee shall be
          -------------------
dismissed as a Service Provider of the Company or any of its Subsidiaries for Cause (as defined in the Plan), the Company shall notify the Optionee of such determination and the Option shall be canceled effective as of the date of the Optionee's termination.

     (g)  Effect of Change in Control. If within one (1) year following a Change
          ----------------------------
of Control (as defined in the Plan), Optionee is terminated involuntarily as a Service Provider by the Company other than for Cause, the Option granted under this Option Agreement shall immediately vest effective the date of termination.

          Optionee shall not be entitled to receive options on share of a successor company (or another company) in consideration of the release of this Option on any consolidation, merger, change of control (as defined in Section 840 of the United Kingdom Income and Corporation Taxes Act of 1988) unless the conditions set forth in Section 9 of the Sub-Plan are met.

3.   Exercise of Option.
     ------------------

          (a)  Right to Exercise.  This Option shall be exercisable during its
               -----------------
term in accordance with the Vesting Schedule set out in Section 1 herein and with the applicable provisions of the Plan, the Sub-Plan and this Option Agreement.

          (b)  Method of Exercise. The Optionee shall exercise the Option, in
               ------------------
whole or in part, by providing notice of exercise in accordance with the method prescribed by the Committee at the time of exercise, and paying the Option Price for each share of Common Stock to be purchased under the Option Agreement. Payment of the Option Price shall be made in cash or by certified check, bank draft or money order payable to the order of Modem Media, Inc. equal to the Option Price for the shares to be exercised, payable in such currency as the Committee determines.

4.   Non-Transferability of Option. Subject to the rights of exercise by the
     -----------------------------
Optionee's personal representatives, every Option granted under the Sub-Plan shall be personal to the Optionee and may not be sold, transferred or disposed of in any way.

5.   Term of Option.  This Option may be exercised only within the term set out
     --------------
in Section 1 herein, and may be exercised during such term only in accordance with the Plan, the Sub-Plan and the terms of this Option Agreement.

6.   Tax Obligations.
     ---------------

There shall be no United Kingdom income tax liability to the employee on the exercise of an Option if, in addition to complying with the provisions contained in the Sub-Plan, the exercise is made in the following manner:

(a) The exercise is made at a time when the Sub-Plan retains Inland Revenue approval;

(b) The exercise is made not earlier than three or later than ten years after the Option was granted; and

(c) The exercise is made not earlier than three years following the latest previous exercise by the participant of an Option (obtained under this or any other share option plan approved by the Inland Revenue (other than a Sharesave Plan)) which enjoyed relief from income tax.

Optionee understands that United Kingdom income tax will be due on the gain realized on exercise of this Option if the exercise is not executed in the manner described above. By executing this Option Agreement, Optionee is acknowledging to the extent any income taxes and/or contributions apply, the exercise of this Option is conditional on the payment by Optionee to the Company or relevant Subsidiary by which Optionee is employed on the exercise of this
--
Option an amount equal to any income tax and/or contributions which the Company or relevant Subsidiary by which

Optionee is employed is required to withhold from Optionee or which is required to be paid by Optionee. The method of payment of any such taxes and/or contributions shall be determined by the Company at the time of exercise and may include withholding by the Company's option administrator from cash payments due to Optionee resulting from the exercise and/or cash payments to be made directly from Optionee at the time of exercise.

7.   Entire Agreement; Amendment and Termination.  The Plan and the Sub-Plan are
     -------------------------------------------
incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan, the Sub-Plan and this Agreement, the terms and conditions of the Sub-Plan shall prevail. The Plan, the Sub-Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof. The Board of Directors of the Company and/or the shareholders of the Company may terminate the Plan or Sub-Plan or make such amendments thereof under the terms and conditions stated in the Plan and Sub-Plan; provided, however, that no such amendment will adversely affect or impair the Optionee's right under this Option Agreement without the consent of the Optionee.

8.   Certain Adjustments. The price at which Common Stock may be acquired on the
     --------------------
exercise of any Option and the number of shares of Common Stock thereunder may be adjusted as described in Section 17(d) of the Plan only in the event of a variation in the share capital of the Company within the meaning of Paragraph 29 of Schedule 9 and only if the prior approval of the United Kingdom Inland Revenue has been obtained for such adjustment.

9.   No Guarantee of Continued Service or Future Grants. The Optionee
     --------------------------------------------------
acknowledges and agrees that the vesting of shares pursuant to the vesting schedule hereof is earned only by continuing as a Service Provider at the will of the Company (not through the act of being hired, being granted this option or acquiring shares hereunder). The Optionee further acknowledges and agrees that this agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as a Service Provider for the vesting period, for any period, or at all, and shall not interfere in any way with the Optionee's right or the Company's right to terminate the Optionee's relationship as a Service Provider at any time with or without Cause.

The Optionee acknowledges that the Option is not granted by the Company as a matter of right, but is granted at the sole discretion of the Committee and is not part of his or her contractual remuneration and does not oblige the Company to offer options in future years or in similar amounts. The Optionee waives any and all acquired rights claims in connection with past or future employment or service as a consultant or director. Notwithstanding any other provision of this agreement:

          (a) this agreement shall not form part of any contract of employment between the Company or relevant Subsidiary by which the Optionee is employed and the Optionee and the rights and obligations of the Optionee under the terms of his office or employment with the Company or relevant Subsidiary by which he is employed shall not be affected by this agreement and this agreement shall afford the Optionee no additional rights to compensation or damages in consequence of the termination of such office or employment for any reason whatsoever; and

          (b) this agreement shall not confer on the Optionee any legal or equitable rights (other than those constituting the Option) against the Company or relevant Subsidiary by which the Optionee is employed directly or indirectly, or give rise to any cause of action at law or in equity against the Company or relevant Subsidiary by which the Optionee is employed; and

          (c) the Optionee shall not be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being unable to exercise the Option in consequence of the loss or termination of his office or employment with the Company or relevant Subsidiary by which the Optionee is employed for any reason whatsoever.

The Optionee acknowledges receipt of a copy of the Plan and the Sub-Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. The Optionee has reviewed the Plan, the Sub-Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Option.
The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, the Sub-Plan or this Agreement. The Optionee further agrees to notify the Company upon any change in the residence address indicated below.


OPTIONEE                                MODEM MEDIA, INC.


                                        /s/ Robert C. Allen
______________________________          ------------------------------
Signature                               By Robert C. Allen


                                        President and COO
______________________________          ------------------------------
Print Name                              Title



______________________________

______________________________
Residence Address



 Please sign this grant agreement and return it to your local HR Representative in Modem Media's Human Resources Department.

           Be sure to make a copy of this agreement for your record.

                                      -6-